UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTERN DUBUQUE BIODIESEL, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF MEMBERS
AND IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBER MEETING TO BE HELD ON JUNE 8, 2010
To our Members:
Western Dubuque Biodiesel, LLC (the “Company”) will hold its 2010 Annual Meeting of Members (the “2010 Annual Meeting”) on Tuesday, June 8, 2010 at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 6:15 p.m. The 2010 Annual Meeting will start at approximately 7:00 p.m. The purposes of the meeting are to: (i) elect four (4) directors to our Board of Directors; and (ii) transact such other business that properly comes before the 2010 Annual Meeting or any adjournments of the meeting. The Board of Directors recommends a vote FOR the election of its nominees for Directors.
•	The proxy statement, proxy card and annual report are available at www.wdbiodiesel.net under the “Proxy Materials” tab.
•
This communication is only an overview of the more complete proxy materials available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before you vote.

•
To receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To make your request for a copy, call our office at (563) 744-3554 or email Mary Jo Rooney at MaryJo.Rooney@wdbiodiesel.net on or before Thursday, June 3, 2010, to facilitate timely delivery.

If you have questions about the information in the proxy statement or how to complete the proxy card or if you need directions to attend the meeting and vote in person, please call Mary Jo Rooney at (563) 744-3554 or email her at MaryJo.Rooney@wdbiodiesel.net.
Only members listed on the Company’s records at the close of business on April 23, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting and any adjournments of the meeting. The Company must receive your proxy card no later than 5:00 p.m. on Thursday, June 3, 2010 for it to be valid.
All members are cordially invited to attend the 2010 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046.

By order of the Board of Directors,
/s/ William Schueller
William Schueller
Chairman of the Board
Farley, Iowa
April 23, 2010

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Western Dubuque Biodiesel, LLC
904 Jamesmeier Road
P.O. Box 82
Farley, Iowa 52046

Proxy Statement
Annual Meeting of Members
Tuesday, June 8, 2010
7:00 p.m.

The Board of Directors of Western Dubuque Biodiesel, LLC (the “Company”) is soliciting the enclosed proxy for use at the 2010 annual meeting of members of the Company to be held Tuesday, June 8, 2010 (the “2010 Annual Meeting”), and at any adjournment of the meeting. The 2010 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 6:15 p.m. The 2010 Annual Meeting will start at approximately 7:00 p.m. The board is making this solicitation by posting on the Company’s website (www.wdbiodiesel.net); however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card via access on the Company’s website is scheduled to begin on April 28, 2010, and delivery of the proxy card via U.S. Mail is scheduled to begin on May 10, 2010.
QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?
A:
The Board of Directors is soliciting your proxy vote at the 2010 Annual Meeting because you were a member of the Company at the close of business on April 23, 2010 and are entitled to vote at the meeting.

Q:	When and where is the 2010 Annual Meeting?
A:
The 2010 Annual Meeting will be held at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046. Registration will begin at 6:15 p.m. The 2010 Annual Meeting will start at approximately 7:00 p.m.

Q:	Who can attend the 2010 Annual Meeting?
A:	Members of the Company as of the close of business on April 23, 2010 may attend the 2010 Annual Meeting.
Q:	What is the Record date for the 2010 Annual Meeting?
A:	Friday, April 23, 2010.

Q:	What am I voting on?
A:	You are voting on the election of four (4) directors and any other business that properly comes before the 2010 Annual Meeting or any adjournments of the meeting.

The Board of Directors recommends a vote FOR the election of its nominees for directors.
Q:	How many votes do I have?
A:	On any matter that properly comes before the meeting, you will have one vote for each unit you own as of the close of business on April 23, 2010, according to the Company’s membership records.
Q:	Do I have dissenters’ rights?
A:
Under Section 6.15 of the Operating Agreement, members do not have dissenters’ rights. Dissenters’ rights are generally the right of security holders to dissent from certain events, such as mergers, share exchanges, and certain amendments to organizational documents and then obtain the fair value of their securities.

Q:	What is the voting requirement to elect directors?
A:
Directors are split into three groups. Group III directors are up for election at this meeting. There are four (4) director positions for Group III. The four (4) nominees who receive the greatest number of votes will be elected as Group III directors.

Q:	How many membership units are outstanding?
A:	On April 23, 2010, there were 29,779 units outstanding, which equals 29,779 possible votes.
Q:	What constitutes a quorum?
A:
A quorum is the presence in person or by proxy of persons holding 25% of the issued and outstanding units. On April 23, 2010, the Company had 29,779 issued and outstanding units; therefore, the presence of 7,445 units will constitute a quorum. If you submit a proxy or appear at the meeting, then you will be considered part of the quorum.

If you submit a proxy or appear at the meeting, the Company will use your units to determine whether a quorum is present even if you abstain from voting. If you do not submit a proxy card or attend the meeting, the Company will not count your units to determine whether a quorum is present.

Q:	What is the effect of an abstention?
A:
Abstentions will be counted for determining whether a quorum is present. However, abstentions for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, which means the person who receives the most votes wins.

Q:	How do I vote?
A:	You can vote units only if you are present at the 2010 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•
By Proxy Card. You may use the proxy card to authorize the voting of your units. The units represented by each properly executed proxy card will be voted at the 2010 Annual Meeting in accordance with your directions. The Company urges you to sign and date the proxy card and return it to the Company at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 or by fax to (563) 744-3524. For your vote to count, the Company must receive it by 5:00 p.m. on Thursday, June 3, 2010.

•	In person at the 2010 Annual Meeting. If you are a member of record as of April 23, 2010, you may vote in person at the 2010 Annual Meeting.
If more than one person owns units jointly, both persons must sign the proxy card for the units to be counted.
Q:	What can I do if I change my mind after I vote my units?
A:	You may revoke your proxy by:
•	Voting in person at the 2010 Annual Meeting;
•
Giving personal or written notice of the revocation, which must be received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 before 5:00 p.m. on Thursday, June 3, 2010; or

•	Giving personal or written notice of the revocation to George Davis, the Company’s Treasurer, at the start of the 2010 Annual Meeting.
Q:	What happens if I mark too few or too many boxes on the proxy card?
A:
If you mark fewer than four (4) boxes on the proxy card with respect to the Group III Directors, the proxies will vote your units only for the persons you mark as your choices. If you do not mark any boxes, then your votes will be a vote FOR those nominees recommended for election by the Board of Directors.

Q:	Who will count the votes?
A:
All votes will be tabulated by the inspector of election appointed for the 2010 Annual Meeting, which will be an administrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	Who is paying for this proxy solicitation?
A:
The Company will pay the entire cost of this proxy solicitation. Costs include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at the 2011 Annual Meeting of Members?
A:
The Group I directors will stand for election at the 2011 Annual Meeting of Members. The Board of Directors, acting as the nominating committee, makes nominations for directors. In addition, you may nominate a candidate for director by following the procedures explained on page 12 of this proxy statement and Section 5.3 of our Operating Agreement.

Q:	What is a member proposal?
A:
A member proposal is your recommendation or demand that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action you believe the Company should follow. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to a proposal that does not comply with applicable requirements. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. Deadlines and procedures for submitting member proposals for the 2011 Annual Meeting of Members are explained on page 12 of this proxy statement.

PROPOSAL TO BE VOTED UPON
ELECTION OF DIRECTORS
There are currently nine (9) directors on our Board of Directors. Our Operating Agreement permits the Board of Directors to fix or change the number of directors within the variable range of seven (7) and thirteen (13). Under the Operating Agreement, the board seats are divided into three (3) groups: Group I, Group II, and Group III. Each group of directors serves three-year terms.
The Group III directors’ terms expire at the 2010 Annual Meeting. The current Group III directors are: Bruce Klostermann, Joyce Jarding, Craig Breitbach, and Jack Friedman. The Board of Directors has nominated the following persons for election as Group III directors: Bruce Klostermann, Joyce Jarding, Craig Breitbach, and Jack Friedman. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected. If a nominee withdraws or otherwise becomes unavailable, the proxies will be voted for a substitute nominee designated by the Board of Directors.
The four (4) Group III nominees receiving the greatest number of votes will be elected as Group III directors at the 2010 Annual Meeting, provided a quorum is present. The four (4) nominees that are elected Group III directors will serve terms that expire at the 2013 Annual Meeting. If any vacancy occurs during a term, the Board of Directors will fill the vacancy until the next annual meeting or will reduce the number of directors.
Required Vote and Board Recommendation
If you mark fewer than four (4) boxes on the proxy card with respect to Group III Directors, the proxies will vote your units only for the persons you mark as your choices. If you do not mark any boxes, your votes will be a vote FOR those nominees recommended for election by the Board of Directors. The Board of Directors recommends a vote FOR the election of its nominees for directors. Your units will be included to determine whether a quorum is present even if you abstain from voting. If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting to determine whether a quorum is present.

Certain Information about Nominees

		Year First Became A
Name	Age	Director	Term Expires
Bruce Klostermann	47	2005	2010
Joyce Jarding	66	2005	2010
Craig Breitbach	44	2005	2010
Jack Friedman	52	2005	2010
Biographical Information About Nominees
Bruce Klostermann, Director and Chief Executive Officer, Age 47. For the last thirteen years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc., a company which manufactures feed and grain. He is also the co-owner and vice-president of Agri-Vest, Inc. Prior to this, he played in the NFL for five years, with the Denver Broncos and the LA Rams. He also serves on the board of directors of American Trust Bank. Mr. Klostermann has served as a director and vice-chairman of the Company since November 15, 2005. In August 2007, Mr. Klostermann was appointed CEO of the Company.
Joyce Jarding, Director and Secretary, Age 66. Ms. Jarding currently serves on the Farley City Council, as President of the Farley Economic Development Group, as a member of the Dubuque County Investment Policy Committee and as a director on the Dubuque County Safe Youth Coalition. In addition, she previously was a member of the Western Dubuque Community School District School Board, project coordinator for the Area Governmental Resources Education and Economic Development Committee for the Iowa Department of Economic Development, a commissioner on the Iowa Racing and Gaming Commission, project coordinator for the Iowa Department of Transportation Community Project, and a director on the Iowa League of Cities Board as well as other community and charitable organizations. Ms. Jarding has been employed by Farley Fertilizer, Inc. as a secretary and bookkeeper since 1996. Ms. Jarding has served as a director and secretary of the Company since November 15, 2005.
Craig Breitbach, Director, Age 44. Mr. Breitbach is from Farley, Iowa and is the founder and CEO of Cedar Valley Steel, Inc. Cedar Valley Steel was founded in 1993, and Mr. Breitbach has been CEO since its inception. Cedar Valley Steel and its related companies are steel erection and crane services companies with approximately 300 employees. Mr. Breitbach graduated from Western Dubuque Schools and served four years in the United States Marine Corp. He serves as a director of the National BioDiesel Board, the Iowa Renewable Fuels Association, the Master Builders of Iowa, the Iowa Ironworkers Apprenticeship Board and the Farley Development Corporation and is a member of the Farley Young Men’s Association and the Alliance for Construction Excellence (ACE) group. Mr. Breitbach has served as a director of the Company since November 15, 2005.
Jack Friedman, Director, Age 52. Mr. Friedman is the CEO of Innovative Ag Services where he has been employed for the past 33 years. Innovative Ag Services is an Eastern Iowa grain and farm supply cooperative with over $600 million in annual sales. Mr. Friedman graduated from Muscatine Community College with an AAS degree in Farm Supply Marketing and currently serves as director and vice-chairman of International Assets Holding Corporation, of which FC Stone is a wholly-owned subsidiary. He is a resident of Dyersville, Iowa. Mr. Friedman has been a director of the Company since November 15, 2005.
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
George Davis, Chief Financial Officer, Director and Treasurer, Age 47. Mr. Davis is an attorney in private practice at the Locher & Locher law firm in Farley, Iowa. He lives in Dubuque, Iowa and graduated from the University of Nebraska College of Law in 1993. Prior to joining the Locher & Locher law firm, he was a CPA with McGladrey and Pullen in Dubuque from 1993 to 1998 and an attorney with the O’Connor & Thomas law firm in Dubuque from 1998 to 2000. Mr. Davis has been a director and treasurer of the Company since November 15, 2005. In August 2007, he was also appointed the Chief Financial Officer of the Company.

Denny Mauser, Director, Age 61. Mr. Mauser has farmed for more than 39 years in Buena Vista County and Sac County, Iowa. His 750-acre operation includes corn, soybeans and popcorn; he also manages a cow-calf herd. He formerly served as president of the Iowa Farm Bureau Young Members and on the Schaller Community School Board. He currently serves as a member of the boards of directors of the following public reporting companies: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and he is a former director of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is past-president of Sac County Rural Electric Cooperative. Mr. Mauser has served as a director of the Company since November 15, 2005.
William G. Schueller, Director and Chairman, Age 58. Mr. Schueller has owned and operated Schueller Construction Company for over 33 years. He is also a partner in Southlake Development, selling residential lots and homes in Farley, Iowa. Mr. Schueller currently serves on the advisory board of American Trust & Savings Bank in Dyersville and Farley and is a member of the Farley Economic Development Group. Mr. Schueller has served as a director and chairman of the Company since November 15, 2005.
Warren L. Bush, Director, Age 62. Mr. Bush is a licensed attorney in both Iowa and Arizona. For the past twenty-two years, Mr. Bush has served as a Judicial Magistrate for the State of Iowa. He is also a self-employed attorney and practices out of offices in Wall Lake, Iowa and Dunlap, Iowa. Mr. Bush currently serves as a member of the boards of directors of the following public reporting companies: Western Iowa Energy, LLC, a biodiesel plant located in Wall Lake, Iowa and Central Iowa Energy, LLC, a biodiesel plant located near Newton, Iowa; and he is a former director of Iowa Renewable Energy, a biodiesel plant located in Washington, Iowa. He is a principal in Bush Boys’ Enterprises, LLC, Bush Boys, Inc. and Front Row Racing Stable, Ltd. Mr. Bush has served as a director of the Company since November 15, 2005.
David P. O’Brien, Director, Age 41. Mr. O’Brien has been employed as a mechanical reliability engineer at LyondellBasell, one of the world’s largest polymers, petrochemicals and fuels companies, in Clinton, Iowa since 1998. He graduated from Iowa State University in 1992 with a BS in Mechanical Engineering and is a registered Professional Engineer in Iowa. His career has focused on machinery reliability in the chemical processing industry. Mr. O’Brien has served on boards of various community and charitable organizations. Mr. O’Brien has served as a director of the Company since November 15, 2005.
Thomas R. Brooks, General Manager, Age 49. Mr. Brooks has served as the Company’s general manager since January 24, 2007 through his employment with Renewable Energy Group, Inc. (REG). Prior to employment with REG, Mr. Brooks served as the general manager for two protein and oil conversion companies that turn co products into profits, most recently the general manager of Production and Administration for Perdue Agri-Recycle in Seaford, Delaware, where he was employed from 2003 to 2007. Mr. Brooks is a graduate of Texas A&M University and Air University.
Michael Chandler, Operations Manager, Age 41. Mr. Chandler has served as the Company’s Operations Manager through his employment with REG. Mr. Chandler is a graduate of Central Michigan University. Prior to employment with REG, Mr. Chandler held the position of Plant Manager at Doane Pet Care, Inc. from 2000 through 2004 and Production Manager at Nutro Pet Products, Inc. from 2005 through 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REG owns 2,500 units, which is approximately 8.4% of our total outstanding units. No other person or entity, including our officers and directors, currently beneficially owns more than 5% of our units. REG’s business address is 416 S. Bell Avenue, Ames, Iowa.

SECURITY OWNERSHIP OF MANAGEMENT
As of April 23, 2010, our directors, executive officers and director nominees own units as listed in the following table. Director nominees are noted with asterisks.

			Amount and Nature	Percent
Title of Class	Name	Position	of Beneficial Owner(1)	of Class
Membership Units	William Schueller(2)	Chairman and Director	350 units	1.18%
Membership Units	Bruce Klostermann*(3)	CEO and Director	300 units	1.01%
Membership Units	George Davis(4)	Treasurer and Director	300 units	1.01%
Membership Units	Joyce Jarding*	Secretary and Director	150 units	0.50%
Membership Units	Craig Breitbach*(5)	Director	501 units	1.68%
Membership Units	Warren Bush(6)	Director	340 units	1.14%
Membership Units	Jack Friedman*	Director	180 units	0.60%
Membership Units	Denny Mauser(7)	Director	340 units	1.14%
Membership Units	David O'Brien(8)	Director	150 units	0.50%

Totals:			2,611 units	8.76%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)	Includes 100 units held by Southlake Development Inc. and 100 units held by Schueller Construction Co. Inc. Mr. Schueller is a principal of both of these businesses.

(3)	Includes 100 units held by Bruce Klostermann and 200 Units held by Agri-Vest, Inc. Mr. Klostermann is a principal of this business.

(4)	Includes 100 units held by Biodiesel Investment Group, LLC of which Mr. Davis is a principal.

(5)
Includes 51 units held by Capital Steel Investments, LLC and 100 units held by Design Build Structures, LLC and 50 units held by Cedar Valley Properties, LLC. Mr. Breitbach is a principal of these businesses.

(6)	Includes 100 units jointly owned with spouse.

(7)	Includes 100 units held in joint tenancy with spouse.

(8)	Includes 50 units held in joint tenancy with spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require Officers, directors and greater than 10% beneficial owners to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2009.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held twelve (12) regularly scheduled and special meetings during the fiscal year ended December 31, 2009. All of the directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2009. The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings. The Board of Directors has not formally adopted a Code of Ethics at this time but may adopt one in the future.

The Board of Directors does not have a formal process for unit holders to send communications to the Board of Directors. The Board of Directors believes this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so via the Company’s website, by fax, telephone or in writing. Our website lists the names of the Company’s directors and officers.
Audit Committee
The Board of Directors created an audit committee in March 2007 which operates under a charter adopted by the Board of Directors in March 2007. The Board of Directors has appointed Joyce Jarding, Craig Breitbach and Jack Friedman to the audit committee.
The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, for the fiscal year ended December 31, 2009, a majority of our audit committee is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350. Under NASDAQ Rule 4200, Craig Breitbach and Jack Friedman are independent; however, Joyce Jarding is an executive officer of the Company and therefore does not meet the definition of an independent director under NASDAQ Rule 4200.
Our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. The charter definition of independence does not exclude executive officers, which means Joyce Jarding is independent under our audit committee charter. We are in compliance with our audit committee charter by having a majority of independent directors on the audit committee.
We do not currently have an audit committee financial expert serving on our audit committee because, with the exception of George Davis, no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K. George Davis cannot serve on our audit committee because he is our CFO. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee and anticipates it will use an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert. The audit committee met four (4) times in fiscal year ended December 31, 2009 to discuss audit-related issues. All of our audit committee members attended at least 75% of the audit committee meetings.
Audit Committee Report
Joyce Jarding, Jack Friedman and Craig Breitbach acted as members of the audit committee for the fiscal year ended December 31, 2009. The following audit committee report shall not be deemed to be incorporated by reference in any previous or future documents the Company has filed with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the reference in any such document.
The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2009. The audit committee has discussed with Eide Bailly LLP (Eide Bailly), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter to management from Eide Bailly as required by Ethics and Independence Rules 3526 as adopted by the SEC on August 22, 2008, and has discussed with such independent registered public accounting firm their auditors’ independence. The audit committee has considered whether the provision of services by Eide Bailly, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q, are compatible with maintaining Eide Bailly’s independence.

Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above should be included in the Annual Report accompanying this proxy statement for the fiscal year ended December 31, 2009.

Audit Committee:	Joyce Jarding
Craig Breitbach
Jack Friedman
Independent Registered Public Accounting Firm
The audit committee selected Eide Bailly as independent registered public accountants for the fiscal year January 1, 2009 to December 31, 2009. Eide Bailly has been the Company’s independent registered public accounting firm since February 8, 2007. The Board of Directors, acting as the audit committee, pre-approved the principal accountant before engaging them to perform audit services for the Company. Eide Bailly audited all financial statements in the annual report. The Company does not expect that a representative of Eide Bailly will be present at the 2010 Annual Meeting.
Audit Fees
Our audit committee-approved one hundred percent (100%) of all audit services, audit-related services and tax-related services. Eide Bailly’s aggregate fees related to financial statement audits and reviews of the Company for the fiscal years ended December 31, 2008 and 2009 are as follows:

Category	Year	Fees
Audit Fees(1)	2009	$81,944.00
	2008	$79,549.00
Audit-Related Fees	2009	$0.00
	2008	$0.00
Tax Fees	2009	$0.00
	2008	$0.00
All Other Fees	2009	$0.00
	2008	$0.00

(1)	Audit fees include review of statutory and regulatory filings and research and consultation related to such filings.
Nominating Committee
The Board of Directors acts as the nominating committee for the Company and has not formed a separate nominating committee. Based upon the Company’s size and the Board of Directors’ familiarity with the Company since its inception, the Board of Directors also has determined that each Director is qualified to suggest nominees for consideration to the nominating committee. The Board of Directors, when acting as the nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the Board of Directors;
•	Establishing criteria and qualifications for membership to the Board of Directors;
•	Identifying and evaluating potential director nominees;
•	Filling vacancies on the Board of Directors; and
•	Recommending nominees to the Board of Directors for election or re-election.

There is not currently a nominating committee charter and there is no formal policy for consideration of director candidates recommended by members. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each member of our Board of Directors is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
Compensation Committee
The Board of Directors has acted as the compensation committee for the Company and has not formed a separate compensation committee. The Board of Directors anticipates establishing a compensation committee in the future that will review issues of director and officer compensation. However, the Board of Directors believes it is appropriate that no compensation committee exists due to the relatively small amount of compensation paid to the Company’s directors and officers. The Board of Directors expects the compensation committee to evaluate all aspects of director and officer compensation and the Board of Directors expects the compensation committee to operate under a written charter.
The Board of Directors is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of William Schueller, Bruce Klostermann, George Davis and Joyce Jarding, who are executive officers, each director is independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.
MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
Member Proposals
To be considered for inclusion in the proxy statement for our 2011 Annual Meeting of Members, member proposals must be submitted in writing to the Company by February 8, 2011 (approximately 120 days before the estimated date for the 2011 Annual Meeting of Members). Proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of member proposals in the Company’s proxy materials. As the regulations make clear, submitting a proposal does not guarantee that it will be included in our proxy materials.
Members who intend to present a proposal at the 2011 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of the proposal no later than April 25, 2011 (approximately 45 days before the estimated date for the 2011 Annual Meeting of Members).
The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements. The Company suggests that proposals for the 2011 Annual Meeting of Members be submitted by certified mail-return receipt requested or by other means which permits proof of the date of delivery.
Director Nominations
Any member entitled to vote generally in the election of directors may make nominations for directors. Our Operating Agreement provides that our secretary must receive nominations not less than sixty (60) days or more than ninety (90) days before the first day of the month corresponding to the previous year’s annual meeting, which would be March 3, 2011 through April 2, 2011. This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (such as any material legal proceedings or transactions between the nominee and the Company; compliance with Section 16(a) reporting requirements; and whether the nominee is independent, as defined by applicable rules); (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made according to this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REG served as our design-builder and provides certain management and marketing services under our management and operational services agreement (MOSA). Our general manager, Tom Brooks, and our operations manager, Mike Chandler, are employed by REG and provide services to us based on our MOSA. Additionally, we issued 2,500 units to REG as payment for the last $2,500,000 of design-build services REG rendered to us. Therefore, in addition to serving as our design-builder, manager, and marketer, REG is a member of the Company. Furthermore, certain current and former board members who were members of The Biodiesel Group (“TBG”) (Warren Bush, William Horan, Denny Mauser, Mark Muench and Tom Schroeder) have been or currently are involved with other biodiesel refineries that have contracted with REG to provide construction and management services to those companies and in the past have received funds from REG for services and expenses in connection with the development of our plant and several other biodiesel projects. It is our understanding that REG paid TBG $450,000 in multiple installments made from December 6, 2005 through October 12, 2007. The payments received by TBG from REG may have given Bush, Schroeder, Mauser, Muench and Horan an interest in transactions between REG and the Company.
On November 25, 2009, we entered into a First Amendment to Management and Operational Services Agreement (the “Amendment”) with REG. We believe that the terms of the Amendment may or may not be as favorable to us as those generally available from unaffiliated third parties. A majority of our disinterested directors approved these agreements with REG and had access to our legal counsel. We believe that all future transactions with REG will be no less favorable to us than those generally available from unaffiliated third parties. We anticipate that any such future transactions will be approved by a majority of our disinterested directors.
EXECUTIVE AND DIRECTOR COMPENSATION
Director and Officer Compensation Plan
On August 27, 2007, the Board of Directors adopted a compensation plan for directors and officers. Under the plan, each director receives $500 per month if the director attends the regular monthly board meeting in person or via teleconference. Members of the Company’s Audit Committee receive an additional $250 per month, and the Chairman and the President/CEO each receive an additional $500 per month. Additionally, each director will be paid $250 per day, which includes meal expenses, for attending other meetings (if any) on the Company’s behalf. At the end of each fiscal year, each director who has attended nine or more of the monthly board meetings for the past year will be paid an additional $250 per monthly meeting attended, provided there is at least a 15% return on investment for the fiscal year. Similarly, such directors will receive an additional $250 per monthly meeting attended if all loan commitments were met for the fiscal year.

Summary Executive Compensation Table
The following table shows compensation paid or payable by the Company during the last two fiscal years to William Schueller, our chairman and former CEO, and Bruce Klostermann, our current CEO. As of December 31, 2009, our officers do not have any options, warrants, or similar rights to purchase the Company’s securities.

	Fiscal		Fees Earned or	Stock	Option		Total
Name and Position	Year	Salary	Paid in Cash*	Awards	Awards	Other	Compensation*
William Schueller (Chairman, Former CEO)	2009		$13,000				$13,000
	2008		$12,250				$12,250

Bruce Klostermann (CEO)	2009		$12,750				$12,750
	2008		$14,000				$14,000

*	Includes $500 per month for services performed as officers. Remaining fees were for services as directors.
Director Compensation Table
The table below summarizes the compensation that the Company has paid to our directors for our fiscal year ended December 31, 2009. Compensation paid to executive officers who serve as directors is reflected only in the summary executive compensation table above.

Director	Stock Awards	Option Awards	Other	Total
George Davis (CFO)	0	0	$5,500	$5,500
Joyce Jarding	0	0	$9,000	$9,000
Craig Breitbach	0	0	$11,000	$11,000
Warren Bush	0	0	$6,000	$6,000
Jack Friedman	0	0	$6,500	$6,500
Denny Mauser	0	0	$6,000	$6,000
David O’Brien	0	0	$6,000	$6,000
William Horan (former director)	0	0	$2,500	$2,500
Ed Recker (former director)	0	0	$3,750	$3,750

TOTAL (Above Directors)	$0	$0	$56,250	$56,250

ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2009 Annual Report to security holders on Form 10-K and the amended 2009 Annual Report on Form 10-K/A, including financial statements and notes for the fiscal year ended December 31, 2009, accompanies the delivery of this Proxy Statement.
The Company will provide each member a copy of the Proxy Statement and Annual Report on Form 10-K and 10-K/A as amended without charge upon request. To receive a paper or e-mail copy of these documents, you must request one. To make your request, call our office at (563) 744-3554 or email Mary Jo Rooney at MaryJo.Rooney@wdbiodiesel.net on or before Thursday, June 3, 2010, to facilitate timely delivery. The 2009 Annual Report on Form 10-K, amended 2009 Annual Report on Form 10-K/A with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or on the SEC’s internet site (www.sec.gov).

WESTERN DUBUQUE BIODIESEL, LLC
2010 Annual Meeting of Members — Tuesday, June 8, 2010
For Members as of April 23, 2010
Proxy Solicited on behalf of the Board of Directors
ELECTION OF FOUR GROUP III DIRECTORS

Member Name (Print):

Telephone Number:

Units Owned on April 23, 2010:

You may vote for four (4) nominees.

	For	Against	Abstain
Bruce Klostermann-------------------------------->>>	☐	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY
Joyce Jarding--------------------------------------->>>	☐	☐	☐	PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE
Jack Friedman-------------------------------------->>>	☐	☐	☐	OR BLACK INK
Craig Breitbach------------------------------------->>>	☐	☐	☐
By signing this proxy card, you acknowledge that you received a Notice of Meeting and Proxy Statement dated April 23, 2010 and appoint William Schueller and George Davis, jointly and severally, each with full power of substitution, as proxies to represent you at the 2010 Annual Meeting of the Members to be held on Tuesday, June 8, 2010, at the Palace Ballroom, 27317 Olde Farley Road, Farley, Iowa 52046 and at any adjournment thereof, on any matters coming before the meeting.
Please specify your choice by marking the appropriate box or boxes. The Proxies cannot vote your units unless you sign and return this card. You may fax the proxy card to the Company at (563) 744-3524 or mail it to us at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046. For your proxy card to be valid, the Company must receive it before 5:00 p.m. on Thursday June 3, 2010.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you mark fewer than four (4) choices for Group III directors, the proxies will vote your units ONLY for the persons you mark as your choices. However, if do not mark any boxes with respect to the Group III directors, then your votes will be voted FOR the nominees.
Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.
You may revoke your proxy by:
•	Voting in person at the 2010 Annual Meeting;
•
Giving personal or written notice of the revocation, which is received by William Schueller, Chairman of the Company’s Board of Directors, at the Company’s offices at 904 Jamesmeier Road, P.O. Box 82, Farley, Iowa 52046 before 5:00 p.m. on Thursday, June 3, or

•	Giving personal or written notice of the revocation to the Company’s Treasurer, George Davis, at the commencement of the 2010 Annual Meeting.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.